INTERCHANGE FINANCIAL SERVICES CORPORATION
                             REGISTRATION STATEMENT
                                    FORM S-8
                                  FILE 33-82530

                                    EXHIBIT 5

                           NORRIS, MCLAUGHLIN & MARCUS
                           A PROFESSIONAL CORPORATION
                               COUNSELLORS AT LAW
                                  P.O. BOX 1018
                            SOMERVILLE, NJ 08876-1018
                                  908-722-0700
                            TELECOPIER (908) 722-0755

                                                   September 30, 1997

Interchange Financial Services Corporation
Park 80 West - Plaza Two
Saddle Brook, New Jersey 07663

Gentlemen:

         We refer to the proposed registration for issue and sale by Interchange Financial Services Corporation (the "Company") of 299,250 shares of the Company's Common Stock (the "Shares"), no par value per share, to participants in the Interchange Financial Services Corporation Stock Option Plan of 1989, now entitled the Stock Option and Incentive Stock Plan of 1997 (the "Plan") upon the issuance of restricted stock and/or the exercise or stock options, in either case granted to them pursuant to the Plan.

         We have examined copies of Amendment Number 1 to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, (the "Act") which the Company proposes to file with the Securities and Exchange Commission with respect to the Plan and Shares. We have also examined such corporate records, certificates of public officials or corporate officers and agents, and other documents we have deemed necessary in order to enable us to render the opinion set forth below.

         Based on the foregoing examination, it is our opinion that the Shares are validly authorized and, assuming (a) the Shares issuable will be validly authorized, in the case of restricted stock, on the dates of issuance, and in the case of stock options, on the dates of exercise, (b) the above-mentioned Amendment Number 1 to the Registration Statement on Form S-8 becomes effective under the Act, (c) in the case of restricted stock the restricted stock will have been duly issued and delivered pursuant to the Plan, (d) the due execution of certificates evidencing so many of the Shares as are restricted stock and delivery of the same certificates upon lapsing of the applicable restrictions and in the case of Purchased Restricted Stock (as defined in the Plan) against payment therefor in accordance with the Plan, (e) in the case of stock options, the stock options will have been duly executed, issued and delivered pursuant to the Plan on the dates of exercise, (f) in the case of stock options, the stock options are duly exercised in accordance with the Plan, (g) due execution and delivery of certificates evidencing so many of the Shares as are Shares acquired by the exercise of stock options against payment therefor in accordance with the Plan, and (h) no change occurs in the applicable laws or pertinent facts, the Shares so issuable will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-mentioned registration statement and to the reference to this firm under the heading "Legal Matters", in the prospectus contained therein. In giving this consent we do not hereby admit that we are within the category of persons whose consent is required under Section 7(b) of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                               Very truly yours,

                                                     NORRIS, MCLAUGHLIN & MARCUS
                                                        By: /s/Peter D. Hutcheon
                                                       -------------------------
                                                               PETER D. HUTCHEON
                                                            A Member of the Firm

PDH/jfb